Exhibit 99.1

Kairos Pharma Announces 1-for-7 Reverse Stock Split

LOS ANGELES – August 21, 2026 – Kairos Pharma, Ltd. (NYSE American: KAPA), a clinical-stage biopharmaceutical company focused on overcoming cancer drug resistance, today announced that it will conduct a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-7 (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective on September 1, 2026 at 12:01 a.m. ET (the “Effective Time”), with shares expected to begin trading on the NYSE American on a split-adjusted basis at market open on September 1, 2026 under the existing trading symbol “KAPA” and a new CUSIP number of 48301N203.

In connection with the Reverse Stock Split, every seven (7) shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time will be automatically reclassified and combined into one (1) share of common stock. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, the Company will issue to holders of record who were entitled to a fraction of a share as a result of the Reverse Stock Split, a fraction of a share of common stock as is necessary to round up to the nearest whole share. For shares held through The Depository Trust Company (“DTC”), fractions of shares will be issued as is necessary to round up to the nearest whole share at the DTC participant level. Brokers, banks or other nominees holding shares in “street name” will be instructed to effect the Reverse Stock Split for their beneficial holders; however, such brokers, banks or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Upon the effectiveness of the Reverse Stock Split, the conversion rates of the Company’s outstanding convertible notes, the number of shares of common stock issuable upon exercise of outstanding warrants and the exercise prices thereof, and the number of shares subject to outstanding equity awards under the Company’s equity incentive plans (and the applicable exercise prices thereof), will each proportionately be adjusted pursuant to their respective terms and as determined by the Company’s board of directors to reflect the 1-for-7 Reverse Stock Split ratio.

The Reverse Stock Split will have no effect on the par value of the Company’s common stock, and each stockholder’s percentage ownership interest in the Company and proportional voting power remains unchanged, except for minor changes resulting from the treatment of fractional shares. Following the Reverse Stock Split, the par value of the common stock will remain unchanged at $0.001 par value per share. The Reverse Stock Split will not change the number of authorized shares of common stock or preferred stock.

The Reverse Stock Split is intended to reduce the number of outstanding shares and proportionately increase the per-share trading price and help the Company maintain compliance with the requirements for continued listing on the NYSE American.

VStock Transfer, LLC is acting as the transfer and exchange agent for the Reverse Stock Split. Stockholders who hold registered shares in book-entry form at VStock Transfer, LLC are not required to take any action to receive split-adjusted shares. Stockholders who hold shares through a broker, bank or other nominee will have their positions automatically adjusted and are not required to take any action.

About Kairos Pharma Ltd.

Based in Los Angeles, California, Kairos Pharma Ltd. (NYSE American: KAPA) is at the forefront of oncology therapeutics, utilizing structural biology to overcome drug resistance and immune suppression in cancer. Kairos Pharma’s lead candidate, ENV-105, is an antibody that targets CD105—a protein identified as a key driver of resistance and disease relapse in response to standard therapy. ENV-105 aims to reverse drug resistance by targeting CD105 and restore the effectiveness of standard therapies across multiple cancer types. For more information, visit kairospharma.com.

Kairos Pharma Forward Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Kairos Pharma’s future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act and such laws, and are subject to the safe harbor created by the Act and applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Kairos Pharma to be materially different than those expressed or implied in such statements. The forward-looking statements include statements regarding the anticipated effects of the proposed Reverse Stock Split, the Company’s capital structure, per-share trading price, capital markets profile, per-share metrics, and ability to attract institutional investors, and others that are included from time to time in filings made by Kairos Pharma with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These reports and filings are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Kairos Pharma’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

investors@kairospharma.com